Exhibit 99.2

Belden Announces €350 Million Private Offering of Senior Subordinated Notes

March 6, 2018

ST. LOUIS – (BUSINESS WIRE) – Belden Inc. (NYSE: BDC) today announced that, subject to market conditions, it intends to offer €350 million in aggregate principal amount of senior subordinated notes due 2028 (the “Notes”) for sale to eligible purchasers in a private offering (the “Notes Offering”).

Belden intends to use the net proceeds from the Notes Offering along with cash on hand to fund its concurrent cash tender offers (the “Tender Offers”) for any and all of its outstanding 5.5% senior subordinated notes due 2023 (the “2023 Notes”) and 5.25% senior subordinated notes due 2024 (the “2024 Notes”). The Notes Offering is not conditional upon consummation of either Tender Offer at any minimum level of acceptance. Belden intends to exercise its right to optionally redeem on or about April 5, 2018 any 2023 Notes and 2024 Notes not validly tendered and purchased in the Tender Offers, pursuant to the terms of the Indenture relating to the 2023 Notes and the 2024 Notes, as applicable, conditioned upon and subject to satisfaction of the successful completion of the Notes Offering on terms satisfactory to Belden.

The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws; and unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes are expected to be eligible for resale to qualified institutional buyers under Rule 144A and non-U.S. persons under Regulation S.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell the 2023 Notes or the 2024 Notes, which are the subject of the above-referenced cash Tender Offers.

In connection with the Notes Offering, the initial purchasers may engage in stabilizing transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. Any such stabilization action must be conducted in accordance with all applicable laws and rules.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia.

Forward Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Belden believes that the expectations reflected in the forward-looking statements are reasonable, Belden can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance and other factors, as discussed in filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed with the SEC, including Belden’s Annual Report on Form 10-K for the year ended December 31, 2017. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Belden does not undertake any duty to update any forward-looking statement except as required by law.

MiFID II professionals/ECPs-only/No PRIIPs KID

Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only

(all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in

European Economic Area.

Source: Belden Inc.

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com